ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT (this "Agreement"), is dated as of 9:00 a.m. Eastern Standard Time, December 23, 1999, and is by and between Fortress Investment Corp., a Maryland corporation (the "Seller"), and Fortress Registered Investment Trust, a trust organized under the laws of the State of Delaware (the "Buyer").

                                  RECITALS

                  A. The Seller is the owner of the assets (the "Assets") listed on Schedule 1 attached hereto.

                  B. The Seller desires to sell the Assets to the Buyer, and the Buyer desires to purchase the Assets from the Seller, on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Sale of the Assets. On the terms and subject to the conditions of this Agreement, the Seller shall sell, transfer and deliver the Assets to the Buyer, and the Buyer shall purchase the Assets (together with any and all liabilities of the Seller associated with such Assets) from the Seller, for a purchase price equal to Fifty One Million Two Hundred Thousand Dollars ($51,200,000) plus accrued dividend and out-of pocket expenses (collectively, the "Purchase Price").

                  2.     Conditions.

                  (a) The obligations of the Buyer to purchase and pay for the Assets is subject to the condition (which may be waived by the Buyer in the Buyer's sole discretion) that at the time of the Closing (as hereinafter defined) each of the representations of the Seller made in this Agreement shall be true and correct as though made as of such time.

                  (b) The obligation of the Seller to sell the Assets to the Buyer is subject to the condition (which may be waived by the Seller in the Seller's sole discretion) that at the time of the Closing each of the representations of the Buyer made in this Agreement shall be true and correct as though made as of such time.

                  3. Closing. The closing (the "Closing") of the purchase and sale of the Assets shall be held, at such time and place as the parties may mutually agree upon, on or before January 31, 2000. The Seller shall deliver to the Buyer at the Closing: (i) an assignment, substantially in the form of Exhibit A (the "Assignment and Assumption"), executed by the Seller; (ii) for all Assets, copies of all documents listed on the index attached hereto as Exhibit B previously delivered to the Seller; (iii) if requested by the Buyer (a) a letter (prepared by and in form satisfactory to the Buyer and the Seller) executed by the Seller that directs a document custodian to either confirm that it holds all Asset files for the benefit of the Buyer as successor to the Seller under the applicable agreement for the custody thereof or to ship all Asset files held by it to the Buyer and
(b) a letter or other document (prepared by and in form satisfactory to the Buyer and the Seller) executed by the Seller as necessary to effect the recognition of the Buyer as the owner of the Assets under any one or more agreements that relate to the administration of the Assets; and (iv) such other instruments of transfer executed by the Seller as the Buyer shall reasonably request, including, without limitation, (a) a stock power, substantially in the form of Exhibit C and (b) written notice to the transfer agent of the Assets of the assignment and assumption of the ownership of the Assets to the Buyer; provided that the Buyer shall prepare any such instruments and deliver the same to the Seller at least one (1) business day prior to Closing; and the Buyer shall deliver to the Seller:
(i) the Assignment and Assumption executed by the Buyer; and (ii) the Purchase Price by wire transfer of immediately available funds to an account designated by the Seller.

                  4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as follows:

                  (a) Authority. The Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate (or its equivalent) action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' rights generally. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with, or result in any violation of, or default under, any provision of the Seller's organizational documents or of any agreement applicable to the Seller or to the Seller's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, or any other person or entity, is required by or with respect to the Seller in connection with the execution and delivery of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

                  (b) Ownership of the Assets. The Seller has, and the transfer by the Seller of the Assets will pass to the Buyer, good title to the Assets, free and clear of any claims, liens, encumbrances and security interests whatsoever.

                  (c) Asset Information. The information pertaining to the Assets set forth on Schedule 1 attached hereto is, to the best of the Seller's knowledge, true and correct in all material respects.

                  5. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller that the Buyer has all requisite trust power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally,

                  6. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the Closing.

                  7. Specific Performance. The Seller and the Buyer acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

                  8. Expenses. Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Seller.

                  9. Further Assurances. From time to time following the Closing, the Seller shall execute and deliver, or cause to be executed and delivered, to the Buyer such other bills of sale, deeds, endorsements, assignments and other documents or instruments of conveyance and transfer as the Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Buyer, the Assets, or in order to fully effectuate and to implement the purposes, terms and provisions of this Agreement. To the extent that hereafter the Seller receives any payments in respect of the Assets on or after the date of the Closing, the Seller shall forward the same to the Buyer within five
(5) business days.

                  10. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  11. Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of New York without regard to the conflict of law principles thereof.

                  12. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  if to the Buyer:

                  Fortress Registered Investment Trust
                  c/o Fortress Investment Group LLC
                  1301 Avenue of the Americas, 42nd Floor
                  New York, New York 10019
                  Attention:  Randal A. Nardone
                  Facsimile:  (212) 798-6120
                  Confirmation:  (212) 798-6110

                  if to the Seller:

                  Fortress Investment Corp.
                  c/o Fortress Investment Group LLC
                  1301 Avenue of the Americas, 42nd Floor
                  New York, New York 10019
                  Attention:  Randal A. Nardone
                  Facsimile:  (212) 798-6120
                  Confirmation:  (212) 798-6110

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  13. Entire Agreement; No Other Representations. Except as expressly agreed in a separate writing signed by the parties hereto on or after the date of this Agreement, this Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof. Except as set forth herein, the Seller makes no representation, express or implied, with respect to the Assets or the enforceability, collectability, suitability or value thereof.

                  14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  15. Interpretation. The section references and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person or entity other than the parties and their successors and assigns any right, remedy or claim under or by reason of this Agreement.


\
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                  IN WITNESS WHEREOF, each of the Buyer and the Seller has
caused this Agreement to be duly executed and attested to by its officer hereunto duly authorized as of the day and year first above written.

                                 BUYER:

                                 FORTRESS REGISTERED INVESTMENT
                                 TRUST, a trust organized under the laws of the State of Delaware



                                 By:    /s/  Randal A. Nardone
                                    -------------------------------------------
                                     Name:   Randal A. Nardone
                                     Title:


                                 SELLER:

                                 FORTRESS INVESTMENT CORP., a Maryland
                                 corporation



                                 By:    /s/  Randal A. Nardone
                                    -------------------------------------------
                                     Name:   Randal A. Nardone
                                     Title:  Secretary




                                                                     SCHEDULE 1


                               ASSET SCHEDULE


                                                            NUMBER
                                                           OF SHARES      PURCHASE PRICE
----------------------------------------------------------------------------------------
Series C Convertible Preferred Stock, %.10 par value      5,378,000        $25,600,000
Series D Convertible Preferred Stock, %.10 par value      5,378,000        $25,600,000
----------------------------------------------------------------------------------------
                                                                           $51,200,000




                                                                     EXHIBIT A


                    ASSIGNMENT AND ASSUMPTION AGREEMENT

           This ASSIGNMENT AND ASSUMPTION AGREEMENT (this
"Assignment and Assumption Agreement"), is dated as of January ___, 2000, and is executed and delivered pursuant to that certain Asset Purchase Agreement dated as of 9.00 a.m. Eastern Standard Time, December 23, 1999 (the "Asset Purchase Agreement"), by and between Fortress Investment Corp., a Maryland corporation (the "Seller"), and Fortress Registered Investment Trust, a trust organized under the laws of the State of Delaware (the "Buyer").

                                  RECITAL

           Pursuant to the Asset Purchase Agreement, the Buyer has agreed to purchase from the Seller, and the Seller has agreed to sell to the Buyer, upon the terms and conditions specified in the Asset Purchase Agreement, the Assets (as defined in the Asset Purchase Agreement) listed on Schedule 1 hereto.

           NOW, THEREFORE, in consideration of the promises contained in the Asset Purchase Agreement and for other good and valuable consideration, the Buyer and the Seller agree as follows:

           1. The Seller does hereby sell, transfer, convey, assign and deliver to the Buyer, and the Buyer hereby accepts from the Seller, all of the right, title and interest of the Seller in, to and under (a) the Assets listed on Schedule 1 hereto (including all promissory notes, security agreements, guarantees and other agreements that evidence or secure such Assets) and (b) any and all of the following: (i) any purchase agreement that was executed by the Seller, and/or in which rights were assigned to the Seller, in connection with the Seller's acquisition of the Assets (in either case including any rights in respect of breaches of representations and warranties); (ii) any agreement for the custody of documents pertaining to the Assets; and (iii) any agreement for the administration of the Assets, in each case to have and hold unto the Buyer, its successors and assigns forever.

           2. The Buyer hereby assumes all of the liabilities and agrees to perform any and all duties and obligations of the Seller under the documents that evidence or otherwise govern the rights and obligations of the Seller and the obligor(s) with respect to such Assets and under any agreement referred to in clause (b) of the preceding paragraph 1.

           The terms and provisions of this Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

           This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.


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           IN WITNESS WHEREOF, each of the Buyer and the Seller has caused this Assignment and Assumption Agreement to be duly executed and attested to by its officer hereunto duly authorized as of the day and year first above written.

                                 BUYER:

                                 FORTRESS REGISTERED INVESTMENT
                                 TRUST, a trust organized under the laws of the State of Delaware



                                 By: __________________________________________
                                       Name:    Randal A. Nardone
                                       Title:


                                 SELLER:

                                 FORTRESS INVESTMENT CORP., a Maryland
                                 corporation



                                 By:___________________________________________
                                       Name:   Randal A. Nardone
                                       Title:  Secretary



                                                                     SCHEDULE 1


                                   ASSETS


                                                            NUMBER
                                                           OF SHARES       PURCHASE PRICE
------------------------------------------------------------------------------------------
Series C Convertible Preferred Stock, %.10 par value      5,378,000         $25,600,000
Series D Convertible Preferred Stock, %.10 par value      5,378,000         $25,600,000
------------------------------------------------------------------------------------------
                                                                            $51,200,000



                                                                     EXHIBIT B


                                   INDEX

                                   None.




                                                                      EXHIBIT C


                                STOCK POWER


FOR VALUE RECEIVED, Fortress Investment Corp., hereby sells, assigns and transfers unto Fortress Registered Investment Trust, its successors and assigns, Five Million Three Hundred Seventy-Eight Thousand (5,378,000) Shares of the Convertible Preferred Stock, Series C and Five Million Three Hundred Seventy-Eight Thousand (5,378,000) Shares of the Convertible Preferred Stock, Series D of Capstead Mortgage Corporation, a Maryland corporation (the "Corporation"), standing in the name of Fortress Investment Corp. on the books of the Corporation, represented by Certificates No. C-1 and No. D-1 herewith, and does hereby irrevocably constitute and appoint Fortress Registered Investment Trust, its successors and assigns, as attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:     ________, ____


                                             FORTRESS INVESTMENT CORP., a
                                             Maryland corporation


                                             By: ______________________________
                                                   Name:   Randal A. Nardone
                                                   Title:  Secretary